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EXHIBIT 99.1


PRESS RELEASE                                        Source: Asta Funding, Inc.

ASTA FUNDING ANNOUNCES ACQUISITION OF OPTION CARD, LLC
Monday March 7, 8:31 am ET

- KEY COMPONENTS OF ACQUISITION INCLUDE $197 MILLION OF DISTRESSED CONSUMER RECEIVABLES, SOFTWARE TECHNOLOGY AND DENVER, CO FACILITY -

- PURCHASE PRICE IS APPROXIMATELY $13.5 MILLION -

- TOTAL PORTFOLIO PURCHASES NOW EXCEED $715 MILLION FOR THE QUARTER -

- CONFERENCE CALL TODAY AT 2:00 PM EST


ENGLEWOOD CLIFFS, N.J., March 7 /PRNewswire-FirstCall/ -- Asta Funding, Inc., (Nasdaq: ASFI - News), a leading consumer receivable asset management and liquidation company, today reported the acquisition of Option Card, LLC by a wholly owned subsidiary of Asta Funding, Inc. Benefits accruing to the Company from the acquisition of Option Card, LLC, a Denver-based consumer debt buyer and debt management company, include portfolios of distressed consumer receivable debt of approximately $197 million that consist of paying accounts, accounts already within a legal network, and non paying accounts, a facility in Denver with two experienced managers in debt buying and debt management, with whom the Company has had a successful business relationship, an established legal network used by Option Card, LLC, and a computer software system that has beneficial features that will be incorporated into the Company's existing computer system, all of which were acquired for approximately $13.5 million.

In addition, the acquisition brings the Company the right to purchase a small monthly forward flow of high quality distressed consumer receivables with liquidation rates in line with the Company's typical portfolio buys, from a new relationship with a major financial institution.

Mr. Gary Stern, CEO of Asta, stated, "We are very excited with the purchase of Option Card, LLC. We view the acquisition as a $197 million portfolio purchase of consumer receivables at an attractive price with synergistic benefits to our existing business. We are also adding a facility with two seasoned managers with experience in debt buying and debt management who can be utilized to help execute on our business model and strengthen our already strong team. Furthermore, its excellent legal network will enhance our own well established legal network. We will be able to operate this office with a very low overhead, keeping with the discipline and business model which has been so successful for the Company."
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"The acquisition of Option Card, LLC," Mr. Stern concluded, "coupled with our other purchases, brings our total purchases of portfolios to over $715 million for the quarter and increases the Company's presence in the distressed consumer receivable marketplace at a very attractive price, with extremely low risk and potentially meaningful benefits to our results. It is a compelling opportunity and one that, we believe, will prove to be highly rewarding to the Company and its shareholders."


Asta Funding will conduct a teleconference today at 2:00 pm EST to discuss today's announcement. To participate please dial USA/Canada (877) 511-5818, International (706) 634-1462 about 5 -10 minutes prior to 2:00 pm EST. Please refer to the Asta Funding earnings teleconference ID 4524164. A recording of the conference call will be available from 4:00 pm EST March 7th through March 14th, by dialing USA/ Canada (800) 642-1687, International (706) 645-9291, conference ID 4524164.


Asta Funding, Inc.


Based in Englewood Cliffs, NJ, Asta Funding, Inc., is a leading consumer receivables asset management company that specializes in the purchase, liquidation and management of performing and non-performing consumer receivables. Asta generates revenues and earnings primarily through purchase and collection of performing and non-performing consumer receivables. For additional information, please visit our website at http://www.astafunding.com.


Except for historical information contained herein, the matters set forth in this news release are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995.) Although Asta Funding, Inc. believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from Asta Funding, Inc.'s expectations. Factors that could contribute to such differences include those identified in Asta Funding, Inc.'s Form 10-K for the fiscal year ended September 30, 2004, and those described from time to time in Asta Funding, Inc.'s other filings with the Securities and Exchange Commission, news releases and other communications, including that Asta may not be able to purchase consumer receivable portfolios at favorable prices or on sufficiently favorable terms or at all. Asta Funding, Inc.'s reports with the Securities and Exchange Commission are available free of charge through its website at http://www.astafunding.com.



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Source: Asta Funding, Inc.